Exhibit 99.1

Q2 GAAP Diluted Earnings Per Share of $0.31, and Adjusted Diluted Earnings Per Share of $0.57, Q2 YTD Operating Cash Flow Increased to $92.8 million, up 32.6%

WINDSOR, CT, July 31, 2014 (GLOBE NEWSWIRE) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended June 30, 2014.

Financial Highlights:

•	Record revenue of $188.7 million in the second quarter 2014, representing an increase of 6.3 percent from the second quarter 2013

•	Adjusted diluted EPS (defined below) increased to $0.57 in the second quarter of 2014, representing an increase of 18.8 percent

•	Net cash from operating activities of $92.8 million for the first six months of 2014, representing a 32.6 percent increase

•	Paid down $107.0 million of debt in the first six months of 2014, bringing our net debt to consolidated EBITDA leverage ratio to 1.97x

“SS&C has had nine straight quarters of record revenues. Our earnings and cash flows are strong and give us the financial flexibility to reinvest in our products and services, pursue acquisitions, buyback stock and/or pay down debt.” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “Our strong and consistent performance on both the top and bottom line is a testament to SS&C’s best-in-class software and services, as well as management’s ability to expand margins by increasing productivity and utilizing the latest technology.”

Results

SS&C reported GAAP revenue of $188.7 million for the second quarter of 2014, compared to $177.5 million in the second quarter of 2013, a 6.3 percent increase. GAAP operating income for the second quarter of 2014 was $45.4 million, or 24.1 percent of revenue. This represents an increase of 0.2 percent compared to $45.3 million, or 25.5 percent of revenue, in the second quarter of 2013. GAAP net income for the second quarter of 2014 was $27.2 million compared to $26.1 million in the second quarter of 2013, a 4.3 percent increase. On a fully diluted GAAP basis, earnings per share in the second quarter of 2014 were $0.31.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the second quarter of 2014 was $74.0 million, or 39.2 percent of adjusted revenue. This represents a 7.6 percent increase compared to $68.8 million, or 38.7 percent of adjusted revenue, in the second quarter of 2013. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the second quarter of 2014 was $49.6 million compared to $41.0 million in 2013’s second quarter, a 20.9 percent increase. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the second quarter of 2014 were $0.57 compared to $0.48 in the second quarter of 2013, an 18.8 percent increase.

Operating Cash Flow

SS&C generated net cash from operating activities of $92.8 million for the six months ended June 30, 2014, compared to $70.0 million for the same period in 2013, representing a 32.6 percent increase. SS&C ended the quarter with $73.5 million in cash, and $675.0 million in gross debt, for a net debt balance of $601.5 million. SS&C’s leverage ratio as defined in our credit agreement stood at 1.97 times consolidated EBITDA as of June 30, 2014.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue for the quarter on an annualized basis, was $685.0 million based on maintenance and software-enabled services revenue of $171.2 million for the second quarter of 2014. This represents an increase of 4.8 percent from $163.5 million and $653.8 million annual run-rate in the same period in 2013 and an increase of 0.2 percent from $170.9 million for the first quarter of 2014, an annual run rate of $683.6 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Guidance

	Q3 2014	FY 2014
Adjusted Revenue ($M)	$190.0 –$194.0	$757.0 –$770.0
Adjusted Net Income ($M)	$50.5 –$52.2	$198.5 –$206.0
Cash from Operating Activities ($M)	N/A	$225.0 –$235.0
Capital Expenditures (% of revenue)	N/A	2.3% – 2.8%
Diluted Shares (M)	87.4 – 87.7	87.5 – 87.8
Effective Income Tax Rate (%)	28%	28%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q2 earnings call will take place at 5:00 p.m. eastern time today, July 31, 2014. The call will discuss Q2 2014 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies 2014 Second Quarter Earnings Conference Call” conference ID# 69661370. A replay will be available after 8:00 p.m. eastern time on July 31, 2014, until midnight on August 6, 2014. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code # 69661370. The call will also be available for replay on SS&C’s website after July 31, 2014; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the third quarter and full year of 2014, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 6,900 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations Coordinator

Tel: +1-212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues:
Software-enabled services	$145,547	$138,047	$290,930	$273,786
Software licenses	9,866	6,626	17,365	12,696
Maintenance	25,691	25,410	51,217	51,425
Professional services	7,618	7,374	15,020	12,768

Total revenues	188,722	177,457	374,532	350,675

Cost of revenues:
Software-enabled services	86,040	80,245	171,731	160,972
Software licenses	806	1,348	1,657	2,622
Maintenance	10,077	10,283	20,008	20,803
Professional services	5,310	4,885	10,336	9,805

Total cost of revenues	102,233	96,761	203,732	194,202

Gross profit	86,489	80,696	170,800	156,473

Operating expenses:
Selling and marketing	12,203	10,563	24,101	20,027
Research and development	13,939	13,639	27,526	27,441
General and administrative	14,958	11,202	26,759	21,717

Total operating expenses	41,100	35,404	78,386	69,185

Operating income	45,389	45,292	92,414	87,288
Interest expense, net	(6,569)	(11,784)	(13,667)	(24,289)
Other (expense) income, net	(59)	2,370	(745)	2,516

Income before income taxes	38,761	35,878	78,002	65,515
Provision for income taxes	11,516	9,759	24,309	17,967

Net income	$27,245	$26,119	$53,693	$47,548

Basic earnings per share	$0.33	$0.32	$0.65	$0.59

Basic weighted average number of common shares outstanding	83,118	81,186	82,921	80,268

Diluted earnings per share	$0.31	$0.31	$0.62	$0.56

Diluted weighted average number of common and common equivalent shares outstanding	87,091	85,280	86,999	84,550

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$73,520	$84,470
Accounts receivable, net	89,428	91,221
Prepaid income taxes	12,780	19,932
Deferred income taxes	5,367	6,526
Prepaid expenses and other current assets	17,454	16,567
Restricted cash	1,477	2,460

Total current assets	200,026	221,176
Property and equipment, net	53,212	51,697
Deferred income taxes	1,037	1,077
Goodwill	1,547,504	1,541,386
Intangible and other assets, net	420,652	459,988

Total assets	$2,222,431	$2,275,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$23,814	$23,212
Accounts payable	8,503	8,368
Income taxes payable	—	2,169
Accrued employee compensation and benefits	25,418	44,664
Other accrued expenses	27,369	26,028
Deferred maintenance and other revenue	57,265	62,561

Total current liabilities	142,369	167,002
Long-term debt, net of current portion	644,384	751,295
Other long-term liabilities	17,469	14,913
Deferred income taxes	104,267	110,406

Total liabilities	908,489	1,043,616
Total stockholders’ equity	1,313,942	1,231,708

Total liabilities and stockholders’ equity	$2,222,431	$2,275,324

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2014	June 30, 2013
Cash flow from operating activities:
Net income	$53,693	$47,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,832	49,742
Stock-based compensation expense	5,770	4,035
Income tax benefit related to exercise of stock options	(8,235)	(4,941)
Amortization of loan origination costs and original issue discount	2,956	2,988
Loss on sale or disposition of property and equipment	698	322
Deferred income taxes	(5,550)	(4,474)
Provision for doubtful accounts	473	314
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	1,532	(6,418)
Prepaid expenses and other assets	(1,403)	(4,712)
Accounts payable	789	(2,248)
Accrued expenses	(15,507)	(14,245)
Income taxes prepaid and payable	13,250	5,600
Deferred maintenance and other revenue	(5,478)	(3,506)

Net cash provided by operating activities	92,820	70,005

Cash flow from investing activities:
Additions to property and equipment	(9,460)	(7,724)
Proceeds from sale of property and equipment	1	55
Additions to capitalized software	(1,704)	(428)
Other	983	—

Net cash used in investing activities	(10,180)	(8,097)

Cash flow from financing activities:
Repayment of debt	(107,000)	(102,000)
Proceeds from exercise of stock options	12,337	14,086
Income tax benefit related to exercise of stock options	8,235	4,941
Purchase of common stock for treasury	(7,386)	—
Other	(512)	(1,917)

Net cash used in financing activities	(94,326)	(84,890)

Effect of exchange rate changes on cash	736	(2,592)

Net decrease in cash	(10,950)	(25,574)
Cash, beginning of period	84,470	86,160

Cash, end of period	$73,520	$60,586

Supplemental disclosure of non-cash activities:
Excess tax benefit related to stock option exercises	$—	$12,956

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2014	2013	2014	2013
Revenue	$188,722	$177,457	$374,532	$350,675
Purchase accounting adjustments to deferred revenue	—	22	—	136

Adjusted revenue	$188,722	$177,479	$374,532	$350,811

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2014	2013	2014	2013
Operating income	$45,389	$45,292	$92,414	$87,288
Amortization of intangible assets	21,285	21,174	42,611	42,192
Stock-based compensation	2,795	1,929	5,770	4,035
Capital-based taxes	—	—	6	—
Unusual or non-recurring charges	4,511	395	5,839	(15)
Purchase accounting adjustments	—	(24)	(27)	41

Adjusted operating income	$73,980	$68,766	$146,613	$133,541

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30, 2014
(in thousands)	2014	2013	2014	2013
Net income	$27,245	$26,119	$53,693	$47,548	$124,040
Interest expense, net	6,569	11,784	13,667	24,289	30,657
Taxes	11,516	9,759	24,309	17,967	33,634
Depreciation and amortization	24,896	24,990	49,832	49,742	99,870

EBITDA	70,226	72,652	141,501	139,546	288,201
Stock-based compensation	2,795	1,929	5,770	4,035	10,121
Capital-based taxes	—	—	6	—	188
Acquired EBITDA and cost savings	—	—	—	—	204
Unusual or non-recurring charges	4,570	(1,976)	6,584	(2,532)	5,995
Purchase accounting adjustments	—	(24)	(27)	41	(120)
Other	132	6	83	217	101

Consolidated EBITDA	77,723	72,587	153,917	141,307	304,690
Less: acquired EBITDA	—	—	—	—	(204)

Adjusted Consolidated EBITDA	$77,723	$72,587	$153,917	$141,307	$304,486

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2014	2013	2014	2013
GAAP – Net income	$27,245	$26,119	$53,693	$47,548
Plus: Amortization of intangible assets	21,285	21,174	42,611	42,192
Plus: Amortization of deferred financing costs and original issue discount	1,436	1,600	2,956	2,988
Plus: Stock-based compensation	2,795	1,929	5,770	4,035
Plus: Capital-based taxes	—	—	6	—
Plus: Unusual and non-recurring items	4,570	(1,976)	6,584	(2,532)
Plus: Loss on extinguishment of debt	—	—	—	—
Plus: Purchase accounting adjustments	—	(24)	(27)	41
Income tax effect (1)	(7,761)	(7,815)	(13,743)	(15,704)

Adjusted net income	$49,570	$41,007	$97,850	$78,568

Adjusted diluted earnings per share	$0.57	$0.48	$1.12	$0.93
GAAP diluted earnings per share	$0.31	$0.31	$0.62	$0.56
Diluted weighted-average shares outstanding	87,091	85,280	86,999	84,550

(1)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.